                                                                    EXHIBIT 10.9

                   CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

                 5.875% MIRROR CONVERTIBLE SENIOR NOTE DUE 2009

                          ISSUE DATE NOVEMBER 22, 2004

                       IN THE ORIGINAL PRINCIPAL AMOUNT OF

                                  $862,500,000

      THIS MIRROR NOTE dated November 22, 2004 is made by Charter Communications Holding Company, LLC, a Delaware limited liability company, in favor of Charter Communications, Inc., a Delaware corporation.

      Reference is hereby made to the Indenture, dated as of November 22, 2004 between Holder and Wells Fargo Bank, N.A., as trustee, as amended or supplemented from time to time (the "Indenture").

      Obligor and Holder agree as follows for the benefit of each other:

                                   ARTICLE 1

                                   DEFINITIONS

Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture, whether directly or by reference. As used herein, the following items shall have the following meanings:

      "CCI" means Charter Communications, Inc., a Delaware corporation, or any successor entity.

      "CCI Accreted Principal Amount" means the Accreted Principal Amount of the CCI Notes.

      "CCI Event of Default" means an Event of Default under the Indenture.

      "CCI Interest Payment Date" means an Interest Payment date under the Indenture.

      "CCI Liquidated Damages" means Liquidated Damages accruing in respect of the CCI Notes pursuant to the Resale Registration Rights Agreement and/or the Share Lending Registration Rights Agreement.

      "CCI Notes" means the 5.875% Convertible Senior Notes due 2009 of Holder issued pursuant to the Indenture.

      "CCI Redemption Date" means any date fixed for redemption of CCI Notes pursuant to the Indenture.

      "CCI Redemption Price", when used with respect to any CCI Notes to be redeemed, means the price at which any such CCI Notes are to be redeemed pursuant to the Indenture.

      "Holder" means initially CCI, and any successor or assignee of CCI which acquires CCI's interest in this Mirror Note pursuant to a transaction permitted by the Indenture and by the organizational documents of Holder and Obligor.

      "Manager" means Charter Communications, Inc., in its capacity as manager of Obligor.

      "Membership Units" means Class B Common Units of Obligor.

      "Mirror Accreted Liquidated Damages" means Mirror Liquidated Damages added to the Original Principal Amount of this Mirror Note (or, if Mirror Liquidated Damages have previously been added to the Original Principal Amount of this Mirror Note, to the Mirror Accreted Principal Amount of this Mirror Note immediately prior to any such addition) automatically on each occasion when Holder elects pursuant to Section 2.16 of the Indenture to accrete as Accreted Liquidated Damages on the CCI Notes, Liquidated Damages arising under the Share Lending Registration Rights Agreement. Each addition of Mirror Liquidated Damages to the Original Principal Amount (or, as the case may be, the Mirror Accreted Principal Amount) of this Mirror Note shall increase the Original Principal Amount (or, as the case may be, the Mirror Accreted Principal Amount) of this Mirror Note at the time of each such addition by an amount equal to the amount of Accreted Liquidated Damages then added to the principal amount of the CCI Notes.

      "Mirror Accreted Principal Amount" means, with respect to this Mirror Note on any date of determination, the Original Principal Amount hereof plus any Mirror Accreted Liquidated Damages added thereto prior to such date.

      "Mirror Conversion Rate" has the meaning specified in Section 6.01 hereof.

      "Mirror Default" means any event that is, or with the passage of time or the giving of notice or both would be, a Mirror Event of Default .

      "Mirror Deferred Interest" means, in the event that CCI has elected to have Accreted Liquidated Damages pursuant to Section 2.16(a) of the Indenture, a deferral of interest on this Mirror Note in an amount equal to the Deferred Interest on the CCI Notes.

      "Mirror Event of Default" has the meaning specified in Section 5.01 hereof.

      "Mirror Interest Payment Date " means the Stated Maturity of a payment of interest on this Mirror Note.

      "Mirror Liquidated Damages" means the amounts payable under Section 2.03 hereof.

      "Mirror Note" means this 5.875% Mirror Convertible Senior Note due 2009.

      "Mirror Pledge Agreement" means the Collateral Pledge and Security Agreement dated as of November 22, 2004, by and among Obligor, Holder, the Trustee and the Collateral Agent.

      "Mirror Repurchase Date" means a date one Business Day prior to or on each CCI Redemption Date, on which this Mirror Note is required to be repaid.

      "Mirror Repurchase Price" has the meaning specified in Section 7.01 hereof.

      "Obligor" means Charter Communications Holding Company, LLC, a Delaware limited liability company, and any successor in interest thereto.

      "Original Principal Amount" means, with respect to this Mirror Note, the original principal amount on the Issue Date of $862,500,000 (Eight Hundred Sixty-Two Million Five Hundred Thousand Dollars).

      "Significant Subsidiary" means any Subsidiary of Obligor which is a "Significant Subsidiary" as defined in Rule l-02(w) of Regulation S-X under the Exchange Act.

      "Stated Maturity", when used with respect to the principal amount of this Mirror Note or any payment of interest thereon, means the date specified in such Mirror Note as the fixed date on which such principal amount or such payment of interest is due and payable.

Section 1.02. Rules of Construction.

      Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e) provisions apply to successive events and transactions;

            (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

            (g) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

            (h) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Mirror Note.

                                   ARTICLE 2

                                MIRROR NOTE TERMS

Section 2.01. Repayment Principal.

      Obligor promises to pay to Holder the outstanding Mirror Accreted Principal Amount of this Mirror Note on November 16, 2009.

Section 2.02. Interest.

            (a) Obligor promises to pay to Holder interest on the Mirror Accreted Principal Amount of this Mirror Note at the rate of 5.875% per annum from November 22, 2004 until this Mirror Note has been repaid in full. The interest rate on this Mirror Note is subject to increase as provided in Section
2.03 hereof. Obligor will pay interest semi-annually in arrears on May 16 and November 16 of each year (each a "Mirror Interest Payment Date "), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Mirror Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, interest shall accrue from such next succeeding Mirror Interest Payment Date. The first Mirror Interest Payment Date shall be May 16, 2005. Obligor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the overdue Mirror Accreted Principal Amount and premium, at a rate that is equal to 1% per annum in excess of the rate then in effect pursuant to the terms of this Mirror Note to the extent lawful; Obligor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) In the event that Holder elects to defer interest payable on any CCI Liquidated Damages, Obligor shall defer a like amount of interest payable on Mirror Liquidated Damages. Obligor shall pay such Mirror Deferred Interest in amounts equal to the amounts of Deferred Interest paid by Holder in respect of the CCI Notes, one Business Day prior to or on each date Holder that makes any such payment of Deferred Interest.

Section 2.03. Mirror Liquidated Damages.

      In the event that CCI Liquidated Damages accrue and become payable, liquidated damages ("Mirror Liquidated Damages") will automatically accrue and become payable by Obligor to Holder hereunder on the terms, in the amounts and at the times such CCI Liquidated Damages become payable pursuant to the Resale Registration Rights Agreement and/or the Share Lending Registration Rights Agreement, as applicable.

Section 2.04. Method of Payment.

      Obligor shall pay interest on this Mirror Note to Holder one Business Day prior to or on each CCI Interest Payment Date, except as provided in Section 2.01(b) with respect to Mirror Deferred Interest and in Section 2.06 hereof with respect to defaulted interest. Mirror Liquidated Damages shall be payable as described in Section 2.03 hereof. This Mirror Note shall be payable as to principal, premium, if any, and interest in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 2.05. Outstanding Mirror Accreted Principal Amount of Mirror Note.

      To the extent that any portion of the Mirror Accreted Principal Amount of this Mirror Note is considered paid pursuant to Section 4.01, such amount shall cease to be outstanding and cease to accrue interest.

Section 2.06. Defaulted Interest.

      If Obligor defaults in a payment of interest on this Mirror Note, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to Holder at the rate provided in
Section 2.02 hereof, in the amounts, on the terms, and one Business Day prior to or on the date that Holder makes any required payment of defaulted interest on the CCI Notes.

Section 2.07. Security.

      This mirror note is secured by a security interest in the Pledged Securities and related Collateral (as defined in the Mirror Pledge Agreement) pursuant to the Mirror Pledge Agreement. Obligor acknowledges and agrees that the Holder may re-pledge the Pledged Securities and related Collateral pursuant to the Pledge Agreement.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

Section 3.01. Redemption.

            Upon redemption by Holder of all or any portion of the CCI Notes pursuant to Section 3.07 of the Indenture, Obligor shall redeem all or, as the case may be, a portion of this Mirror Note in a Mirror Accreted Principal Amount equal to the CCI Accreted Principal Amount of the CCI Notes so redeemed, at the Mirror Repurchase Price described in Section 7.02 hereof.

Section 3.02. Payment of Mirror Redemption Price.

      At or prior to 9:30 a.m., New York City time on the Mirror Repurchase Date, Obligor shall pay to Holder the Mirror Redemption Price of, and any accrued and unpaid interest, Mirror Deferred Interest and Mirror Liquidated Damages on, the Mirror Accreted Principal Amount of this Mirror Note to be redeemed on such Mirror Repurchase Date.

      If Obligor complies with the provisions of the preceding paragraph, on and after the Mirror Repurchase Date, interest shall cease to accrue on the portion of the Mirror Accreted Principal Amount of this Mirror Note to which such applies. If any of the CCI Notes are redeemed on or after a Regular Record Date under the Indenture but on or prior to the related Mirror Interest Payment Date, and any accrued and unpaid interest is paid to the holders of such CCI Notes by Holder at the close of business on such Regular Record Date pursuant to the Indenture, then Obligor shall pay to Holder interest on this Mirror Note in an amount equal to the amount paid by Holder to the holders of such CCI Notes. If Holder fails to redeem any CCI Notes in accordance with Section 3.05 of the Indenture and, as a result, interest on such CCI Notes accrues and becomes payable at the rate described in Section 3.05 of the Indenture, then interest payable by Obligor to Holder hereunder on a Mirror Accreted Principal Amount hereof corresponding to the aggregate CCI Accreted Principal Amount of the affected CCI Notes shall likewise accrue and become payable by Obligor to Holder at the rate described in Section 3.05 of the Indenture, for so long as interest on such CCI Notes remains payable at such rate.

Section 3.03. Mandatory Redemption.

      Except as otherwise provided in Article 7, Obligor shall not be required to make mandatory redemption payments with respect to this Mirror Note.

                                   ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Mirror Note.

      Obligor shall pay or cause to be paid the principal, premium, if any, Mirror Liquidated Damages, if any, and interest (including any Mirror Deferred Interest) on this Mirror Note on the dates and in the manner provided herein. Principal, premium, if any, Mirror Liquidated Damages, if any, and interest shall be considered paid on the date due if Holder holds as of 9:30 a.m. New York City time on the due date money deposited by Obligor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, Mirror Liquidated Damages, if any, and interest then due.

Section 4.02. Limited Liability Company Existence.

      Subject to Article 5, Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Obligor or any such Significant Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Obligor and its Significant Subsidiaries; provided, however, that Obligor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Manager shall determine that the preservation thereof is no longer desirable in the conduct of the business of Obligor and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to Obligor.

Section 4.03. Stay, Extension and Usury Laws.

      Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Mirror Note; and Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

                                   ARTICLE 5

                              DEFAULTS AND REMEDIES

Section 5.01. Events of Default.

      A "Mirror Event of Default " shall have occurred if:

            (a) Obligor defaults in the payment when due of interest (including any Mirror Liquidated Damages or Mirror Deferred Interest), on this Mirror Note and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Original Principal Amount of this Mirror Note when due on the applicable Mirror Interest Payment Date will constitute a Mirror Event of Default with no grace or cure period if and to the extent that a failure by CCI to make its corresponding interest payment on the applicable CCI Interest Payment Date has resulted in a CCI Event of Default with no grace or cure period;

            (b) Obligor defaults in payment when due of the principal of or premium, if any, on the Notes; or

            (c) A CCI Event of Default has occurred.

Section 5.02. Acceleration.

      Upon the acceleration of any amounts payable by Holder pursuant to Section
6.02 of the Indenture, the same Mirror Accreted Principal Amount of this Mirror Note, together with any accrued and unpaid interest (including any Mirror Liquidated Damages or Mirror Deferred Interest) thereon, shall immediately and automatically become due and payable by Obligor to Holder.

      Holder by written notice to Obligor may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing CCI Events of Default under the Indenture (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived; provided that such rescission shall be automatic if such acceleration has been rescinded pursuant to the terms of the Indenture.

Section 5.03. Other Remedies.

      If a Mirror Event of Default occurs and is continuing, Holder may pursue any available remedy to collect the payment of principal, premium, if any, and interest on this Mirror Note or to enforce the performance of any provision of this Mirror Note.

      A delay or omission by Holder in exercising any right or remedy accruing upon a Mirror Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Mirror Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04. Waiver of Existing Mirror Defaults.

      Holder by the adoption of a resolution of Holder's board of directors may waive an existing Mirror Default or Mirror Event of Default and its consequences hereunder, except a continuing Mirror Default or Mirror Event of Default in the payment of the principal of, premium, if any, or interest (including any Mirror Liquidated Damages or Mirror Deferred Interest) on, this Mirror Note (including in connection with an offer to purchase); provided, that such waiver shall be automatic in the case of any Mirror Event of Default predicated solely on a CCI Event of Default, to the extent that the underlying CCI Event of Default has been cured or waived in accordance with the Indenture. Upon any such waiver whether by resolution or automatically, such Mirror Default shall cease to exist, and any Mirror Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mirror Note; but no such waiver shall extend to any subsequent or other Mirror Default or impair any right consequent thereon.

                                   ARTICLE 6

                            CONVERSION OF MIRROR NOTE

Section 6.01. Conversion and Conversion Rate.

      Subject to and upon compliance with the provisions of this Article 6, upon conversion of any CCI Accreted Principal Amount of the CCI Notes into shares of Common Stock pursuant to the terms of the Indenture, a portion of this Mirror
Note in a Mirror Accreted Principal Amount equal to the CCI Mirror Accreted Principal Amount of the CCI Notes so converted shall convert automatically into fully paid and nonassessable (calculated as to each conversion to the nearest 1/100th of a Membership Unit) Membership Units of Obligor at the Mirror Conversion Rate, determined as hereinafter provided, in effect at the time of conversion), plus amounts equal to the Early Conversion Make Whole Amount and Redemption Make Whole Amount if required to be paid by CCI to the converting holders of the CCI Notes pursuant to the terms of the Indenture and to the extent paid by CCI to such holders in Common Stock.

      The rate at which Membership Units shall be delivered upon conversion (herein called the "Mirror Conversion Rate") shall be initially 413.2231 Membership Units for each U.S. $1,000 principal amount of this Mirror Note. The Mirror Conversion Rate shall be adjusted in certain instances as provided in this Article 6.

Section 6.02. Conversion.

      If this Mirror Note, or a portion thereof, is converted during the Record Date Period, Holder shall pay Obligor (except with respect to any portion thereof which has been called for redemption on a occurring within such Record Date Period and, as a result, the right to convert would terminate in such period) a payment in New York Clearing House funds or other funds acceptable to Obligor of an amount equal to the interest payable on the related Mirror Interest Payment Date on the principal amount of this Mirror Note being surrendered for conversion, provided that if this Mirror Note or any portion thereof has been called for redemption on a Mirror Repurchase Date occurring during a Record Date Period, and is converted during such period, Holder will be entitled to receive the interest accruing on this Mirror Note or the portion thereof from the Mirror Interest Payment Date next preceding the date of such conversion to such succeeding Mirror Interest Payment Date and Holder shall not be required to pay such interest upon such conversion. The interest payable on an Mirror Interest Payment Date when this Mirror Note (or portion thereof, if applicable) is converted during the Record Date Period shall be paid to Holder as of such Regular Record Date in an amount equal to the interest that would have been payable on the portion of this Mirror Note so converted if such amount had been converted as of the close of business on such Mirror Interest Payment Date. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Mirror Interest Payment Date next preceding the conversion date, in respect of any portion of this Mirror Note converted, or on account of any dividends on the Membership Units issued upon conversion. Obligor's delivery to Holder of the number of Membership Units (and cash in lieu of fractions thereof, as provided in this Mirror Note) into which any portion of this Mirror
Note is convertible will be deemed to satisfy Obligor's obligation to pay such portion of the principal amount of this Mirror Note.

      The portion of the Mirror Accreted Principal Amount of this Mirror Note converted pursuant to this Article 6 shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the CCI Notes that triggered the conversion of such portion of this Mirror Note in accordance with the foregoing provisions. At such time, the rights of Holder with respect to that portion of this Mirror Note that converted into Membership Units shall cease and Holder shall be treated for all purposes as the record holder or holders of such Membership Units at such time.

      This Mirror Note may be converted in part, but only if the principal amount to be converted is any integral multiple of U.S. $1,000 and the principal amount of this Mirror Note to remain outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

Section 6.03. Fractions of Membership Units.

      No fractional Membership Units shall be issued upon conversion of all or a portion of this Mirror Note. Instead of any fractional Membership Unit which would otherwise be issuable upon conversion of all or any portion of this Mirror Note, Obligor shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a Membership Unit) in an amount equal to the same fraction of the Sale Price on the day of conversion (or round up the number of Membership Units issuable upon conversion of any portion of this Mirror Note to the nearest whole Membership Unit).

Section 6.04. Adjustment of Conversion Rate.

      (a) The Mirror Conversion Rate shall be automatically adjusted upon each adjustment of the Conversion Rate under the Indenture, by applying the applicable formula for adjustment of the Conversion Rate to the Mirror Conversion Rate, so as to adjust the Mirror Conversion Rate by a number of Membership Units equal to the number of shares of Common Stock by which the Conversion Rate is adjusted under the Indenture.

      (b) Notwithstanding any other provision of this Section 6, if (i) any of Clause (b) of Article Third and Clauses (a)(ii) and (b)(iii) of Article Fourth of CCI's Restated Certificate of Incorporation as in effect on the date hereof or Sections 3.5.4, 3.6.1, 3.6.4(b), 3.6.4(c), and 5.1.7 of the Amended and
Restated Limited Liability Company Agreement of Obligor as in effect on the date hereof has been amended so as to substantively modify the provisions thereof, or
(ii) CCI or Obligor is not in substantial compliance with the provisions described in clause (i) (each of the events described in clauses (i) and (ii) above, a "One-for-One Event"), the Mirror Conversion Rate shall not be adjusted pursuant to the Indenture and instead shall be adjusted upon the occurrence of certain events affecting Holder's economic interest in Obligor receivable upon conversion of the Mirror Note, including but not limited to subdivisions or combinations of, or distributions of securities on the Membership Units, to the extent necessary to reflect the economic interest Holder would have had in Obligor if this Mirror Note had been converted prior to the occurrence of a One-for-One Event. In the event a One-for-One Event occurs, the Mirror Conversion Rate shall be reasonably adjusted such that upon conversion of this Mirror Note, or a portion hereof, Holder shall be entitled to receive the kind and amount of securities (or any successor securities) that Holder would have owned if it had converted this Mirror Note, or such portion hereof, immediately prior to the One-for-One Event and had retained the securities received in such hypothetical conversion until after the event or events requiring any adjustment to the Mirror Conversion Rate.

Section 6.05. Obligor to Reserve Membership Units.

      Obligor shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Membership Units, for the purpose of effecting the conversion of all or any portion of the principal amount outstanding under this Mirror Note, the full number of Membership Units issuable upon the conversion of the entire principal amount outstanding from time to time under this Mirror Note.

Section 6.06. Taxes on Conversions.

      Obligor will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Membership Units on conversion of all or any portion of this Mirror Note pursuant hereto.

Section 6.07. Representation Regarding Membership Units.

      Obligor represents that all Membership Units which may be delivered upon conversion of all or any portion of this Mirror Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable.

                                   ARTICLE 7

            REPURCHASE OF AMOUNTS OUTSTANDING UNDER THIS MIRROR NOTE

Section 7.01. Mandatory Repurchase.

      Upon a repurchase of any CCI Notes by CCI or other Holder pursuant to
Article 11 of the Indenture, Obligor shall repurchase a portion of the Mirror Accreted Principal Amount of this Mirror Note equal to 100% of the aggregate CCI Accreted Principal Amount of the CCI Notes so repurchased, plus interest (including any Mirror Liquidated Damages or Mirror Deferred Interest) accrued on this Mirror Note to but excluding the Mirror Repurchase Date and any Change of Control (the "Mirror Repurchase Price"); provided, however, that installments of interest on the portion of this Mirror Note whose Stated Maturity is on or prior to the Repurchase Date shall be payable to CCI according to the terms of this Mirror Note. If the repurchase price of the CCI Notes is paid in shares of Common Stock pursuant to Section 11.01 of the Indenture, then the Mirror Repurchase Price shall be paid by the delivery of that number of Membership Units to CCI equal to the number of shares of Common Stock issued by Holder to repurchase the CCI Notes; provided that in the event a One-for-One Event occurs, Obligor will issue the number of Membership Units with a fair market value equal to the number of shares of Common Stock issued to repurchase the CCI Notes. Whenever there is a reference, in any context, to the principal of this Mirror Note as of any time, such reference shall be deemed to include reference to the Mirror Repurchase Price payable in respect of amounts outstanding under this Mirror Note to the extent that such Mirror Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Mirror Note shall not be construed as excluding the Mirror Repurchase Price in those provisions of this Mirror Note when such express mention is not made.

Section 7.02. Optional Repurchase.

      (a) In the event that Holder has elected to exercise the option to redeem all or any portion of the CCI Notes by Holder pursuant to Section 3.07 of the Indenture, Obligor shall, one Business Day prior to or on the date of such repurchase, repurchase a portion of this Mirror Note equal to 100% of the aggregate CCI Accreted Principal Amount of the CCI Notes being so redeemed plus interest (including any Mirror Deferred Interest or Mirror Liquidated Damages) accrued on this Mirror Note to but excluding the applicable Mirror Repurchase Date. In addition, in the event that Holder is required to pay any Early Conversion Make Whole Amount or Redemption Make Whole Amount, Obligor shall pay to Holders on such Mirror Repurchase Date amounts equal to such Early Conversion Make Whole Amount and/or Redemption Make Whole Amount in respect of this Mirror Note.

      (b) If and to the extent that Holder pays all or any portion of the CCI Redemption Price (including any Early Conversion Make Whole Amount or Redemption Make Whole Amount payable in respect thereof) to the holders of CCI Notes in shares of Common Stock in lieu of cash, Obligor shall likewise pay all or, as the case may be, an equal portion of the Mirror Repurchase Price to Holder in Membership Units, in a number equal to the number of shares of Common Stock so paid by Holder to holders of the CCI Notes, in lieu of all or the applicable portion of the cash payment otherwise payable on such Mirror Repurchase Date in respect of this Mirror Note, as described in paragraph (a) of this Section 7.02.

Section 7.03. Mechanics of Repurchase.

      (1) On each Mirror Repurchase Date, Obligor shall pay or cause to be paid to Holder the Mirror Repruchase Price of the portion of this Mirror Note to be repurchased in cash, or, if Membership Units are to be paid as provided above, as promptly after the Repurchase Date as practicable; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to Holder.

      (2) If any portion of this Mirror Note to be repurchased pursuant to this
Article 7 shall not be paid on the Repurchase Date, such principal amount shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate specified in Section 2.02 hereof and such unpaid portion shall remain convertible into Membership Units until such portion shall have been paid or duly provided for.

      (3) Any issuance of Membership Units in respect of the Mirror Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and Holder shall be deemed to have become on the Repurchase Date the holder of record of such Membership Units.

      (4) No fractions of Membership Units shall be issued upon repurchase of amounts outstanding under this Mirror Note. Instead of any fractional share of Membership Units which would otherwise be issuable on the repurchase of any portion of this Mirror Note, Obligor shall deliver to Holder a check for the amount determined by multiplying the current market price of a full share of Common Stock by the fraction, and rounding the result to the nearest cent or round up the number of Membership Units to be issued to the nearest Membership Unit; provided that in the event of a One-for-One Event occurs, Obligor shall deliver to Holder a check for the amount determined by multiplying the fair market value of a Membership Unit by the fraction and rounding the result to the nearest whole cent. For purposes of this Section 7, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

      The provisions of this Article 7 above that require the Obligor to repurchase all or a portion of this Mirror Note shall be applicable regardless of whether or not any other provisions in this Mirror Note are applicable.

                                   ARTICLE 8

                                  MISCELLANEOUS

Section 8.01. Notices.

      Any notice or communication by Obligor or Holder to the other is duly given if in writing and delivered in Person to the other's address:

      If to Obligor or Holder:

      c/o Charter Communications, Inc.
      12444 Powerscourt Drive, Suite 100
      St. Louis, Missouri 63131
      Telecopier No.: (314) 965-8793
      Attention: Curtis S. Shaw, Esq.
                 Vice President, General Counsel and Secretary

      With a copy to:

      Irell & Manella LLP
      1800 Avenue of the Stars
      Suite 900
      Los Angeles, California 90067
      Telecopier No.: (310) 203-7199
      Attention: Alvin G. Segel, Esq.

      Obligor or Holder, by notice to the other, may designate additional or different addresses for subsequent notices or communications. All notices and communications shall be deemed to have been duly given at the time delivered by hand.

Section 8.02. No Personal Liability of Directors, Officers, Employees, Members and Equity Holders.

      No director, officer, employee, incorporator, member or equity holder of Obligor, as such, shall have any liability for any obligations of Obligor under this Mirror Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. Holder by accepting this Mirror Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of this Mirror Note.

Section 8.03. Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS MIRROR NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MIRROR NOTE.

Section 8.04. No Adverse Interpretation of Other Agreements.

      This Mirror Note may not be used to interpret any other indenture, loan or debt agreement of Holder, Obligor or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Mirror Note.

Section 8.05. Successors and Assigns.

      All agreements of Obligor in this Mirror Note shall bind its successors and assigns and inure to the benefit of Holder.

Section 8.06. Severability.

      In case any provision in this Mirror Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.07. Table of Contents, Headings, etc.

      The Table of Contents and Headings of the Articles and Sections of this Mirror Note have been inserted for convenience of reference only, are not to be considered a part of this Mirror Note and shall in no way modify or restrict any of the terms or provisions.

      IN WITNESS WHEREOF, the undersigned has caused this Mirror Note to be duly executed as of the day and year first above written.

                                   CHARTER COMMUNICATIONS HOLDING
                                     COMPANY, LLC

                                   By: Charter Communications, Inc., as manager

                                   By: /s/ Derek Chang
                                       ---------------------------------------
                                           Name: Derek Chang
                                           Title: Executive Vice President

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
ARTICLE 1 DEFINITIONS.....................................................................................    1

         Section 1.01.      Definitions.  Capitalized terms used and not otherwise defined herein shall have the respective  meanings assigned to them in the
                            Indenture, whether directly or by reference. As used herein, the
                            following items shall have the following meanings:............................    1

         Section 1.02.      Rules of Construction.........................................................    3

ARTICLE 2 MIRROR NOTE TERMS...............................................................................    3

         Section 2.01.      Repayment Principal...........................................................    3

         Section 2.02.      Interest......................................................................    3

         Section 2.03.      Mirror Liquidated Damages.....................................................    4

         Section 2.04.      Method of Payment.............................................................    4

         Section 2.05.      Outstanding Mirror Accreted Principal Amount of Mirror Note...................    4

         Section 2.06.      Defaulted Interest............................................................    4

         Section 2.07.      Security......................................................................    5

ARTICLE 3 REDEMPTION AND PREPAYMENT.......................................................................    5

         Section 3.01.      Redemption....................................................................    5

         Section 3.02.      Payment of Mirror Redemption  Price...........................................    5

         Section 3.03.      Mandatory Redemption..........................................................    5

ARTICLE 4 COVENANTS.......................................................................................    6

         Section 4.01.      Payment of Mirror Note........................................................    6

         Section 4.02.      Limited Liability Company Existence...........................................    6

         Section 4.03.      Stay, Extension and Usury Laws................................................    6

ARTICLE 5 DEFAULTS AND REMEDIES...........................................................................    6

         Section 5.01.      Events of Default.............................................................    6

                                                                                                            Page
                                                                                                            ----
         Section 5.02.      Acceleration..................................................................    7

         Section 5.03.      Other Remedies................................................................    7

         Section 5.04.      Waiver of Existing Mirror Defaults............................................    7

ARTICLE 6 CONVERSION OF MIRROR NOTE.......................................................................    8

         Section 6.01.      Conversion and Conversion Rate...............................................     8

         Section 6.02.      Conversion...................................................................     8

         Section 6.03.      Fractions of Membership Units................................................     9

         Section 6.04.      Adjustment of Conversion Rate................................................     9

         Section 6.05.      Obligor to Reserve Membership Units..........................................    10

         Section 6.06.      Taxes on Conversions.........................................................    10

         Section 6.07.      Representation Regarding Membership Units....................................    10

ARTICLE 7 REPURCHASE OF AMOUNTS OUTSTANDING UNDER THIS MIRROR NOTE.......................................    10

         Section 7.01.      Mandatory Repurchase.........................................................    10

         Section 7.02.      Optional Repurchase..........................................................    11

         Section 7.03.      Mechanics of Repurchase......................................................    11

ARTICLE 8 MISCELLANEOUS..................................................................................    12

         Section 8.01.      Notices......................................................................    12

         Section 8.02.      No Personal Liability of Directors, Officers, Employees, Members
                            and Equity Holders...........................................................    13

         Section 8.03.      Governing Law................................................................    13

         Section 8.04.      No Adverse Interpretation of Other Agreements................................    13

         Section 8.05.      Successors and Assigns.......................................................    13

         Section 8.06.      Severability.................................................................    13

         Section 8.07.      Table of Contents, Headings, etc.............................................    13

                                     - ii -